EXHIBIT 99.1

NOVEMBER 2, 2000.  MEMPHIS, TN . MID-AMERICA APARTMENT COMMUNITIES (NYSE:MAA)

Announces new development performance and earnings meet expectations

o Funds From Operations (FFO) of 67 cents per share for the third quarter, 2000, in line with company forecasts and consensus expectations

o New development properties continue to lease up as expected and perform well; steadily growing contribution to value and FFO per share

o Markets are balanced, with a few pockets of overbuilding. MAA's diversified portfolio in strong job growth states is well positioned

o Occupancy remains strong at 95.4%. Resident turnover dropped by 6%.

o Capital structure risk further reduced: conventional floating rate debt now only 9% of all debt

o Over 1.7 million MAA shares (almost 8%) repurchased in the last five quarters

o H. Eric Bolton, Jr. to become CEO in late 2001 under formal succession plan

o More awards: U.S. Community Service and portfolio excellence


Mid-America Apartment Communities, Inc. (MAA:NYSE) today announced Funds From Operations (FFO) of 67 cents per share for the third quarter which ended September 30, 2000. "Earnings for the quarter met our and consensus expectations and were one of our best third quarters ever. We continue to expect that FFO growth per share will accelerate in the latter half of 2001 as new development properties stabilize," said George E. Cates, Chairman and CEO. "When coupled with our solid dividend, the true return - share value growth plus cash paid out
- to our owners continues to grow at a solid rate, both short term and over long periods of time."

"Three of our five new development properties, totaling 934 units and representing an investment of $68 million, are now effectively complete," said
H. Eric Bolton, Jr., President and Chief Operating Officer. "63% are occupied or leased. We expect the leasing rate to slow somewhat during the winter months, a normal seasonal pattern, and to complete lease-up by the end of the second quarter next year. These properties are meeting forecasts. Two additional development properties with 677 apartments will be completed next year at a total expected cost of $52 million, of which $30 million has already been invested, with the balance to be financed by our credit facilities. We've already completed 129 of these apartments and 100% are occupied or leased."

"On average, we anticipate that our new properties will generate a 10% NOI yield in their first year of stabilization. The new development pipeline continues to meet expectations. Upon stabilization, we will have added significant value to MAA shares as a result of our new development program over the last three years. While this investment strategy diminished our earnings last year, the short term FFO pressure now lessens steadily and should be behind us entirely by the end of next year. The value-building benefits of this major, positive investment in the future will show increasingly, especially as we reach the prime leasing quarters in the second half, 2001."

"Our markets continue to be in balance generally, although we have seen some increase in new supply pressures over the summer in a few of our markets. Occupancy at September 30 was a solid 95.4%, down only 0.1% from a year earlier. Same store occupancy was 95.5%, down 0.1%. We're pleased with the progress made in lowering resident turnover, down 6% in the third quarter as compared to a year earlier."

"Average rental rate per unit increased 3.7% to $637.20. Same store average rental rate per unit was up 2.9% and revenues, +2.2%. Same store property level expenses were up 2.5%, all expenses (including property taxes and casualty insurance) +2.6%, and net operating income +2.0%. We continue to foresee NOI growth of about 2.5% for the next year or so, reflected in consensus and our forecasts. As has been the case, market conditions remain demanding and most growth will result from the steadily increasing contribution of our new development pipeline."

"Most new supply pressure has come from activity in our Columbia, SC; Columbus, GA, and Memphis markets, with modest overbuilding occurring in others. Austin, Atlanta, Dallas, Jacksonville and Jackson, MS continue to perform well. You will note from the details posted on our web page, www.maac.net, that we continue to outperform our markets. Our well-diversified portfolio, with a solid mix of large-, middle- and small-tier markets throughout the thirteen-state area of the southeast and Texas, is properly positioned for solid long-term performance. The sunbelt states remain as the most vibrant job growth areas of the country and should continue, over time, to deliver the highest risk-adjusted performance."

Simon Wadsworth, CFO, said that "the company's internal forecast of 71 cents/share for the fourth quarter, 2000 remains intact. Subject to a number of variables such as changes in anticipated market conditions and the pace of new development lease-up, we continue to expect 2001 FFO per share to be 70 cents for the first quarter and $2.90 for the full year." Bolton added that "the first quarter will be the toughest as we'll be dealing with the demands of leasing 366 recently delivered and presently vacant new units during winter time, the traditionally weakest leasing season of the year."

"Revenue yield per unit is increasing faster than same store revenue per unit, reflective of the unrelenting upgrading of our award winning portfolio, whose current average age is 11.4 years. We continually reduce our average portfolio age as we add new properties while selling older ones. As most recently announced on September 28 (see the company's web page), Mid-America continues to earn more independent recognition for portfolio excellence than does any other apartment REIT."

Wadsworth: "In the last 12 months we've further improved our award-winning portfolio by selling 2,542 apartments whose average age was 22 years for $84 million, and at an average cap rate of 8.7%. We've simultaneously added 1,479 new or recently constructed units. Our overall return on assets continues among the leaders in our industry at 8.8% and rising. Overhead costs continue to be tightly controlled, and as projected early in the year we anticipate only inflationary growth for the full year."

"Current street estimates of net asset value range from $27.51 to $29.25 per share, which seems to us a reasonable range. Even so, these estimates may understate our true intrinsic value, based upon the discounted present value of our anticipated future cash flow and thus including the growing and future contribution from our new development pipeline."

"As planned, during the quarter we took advantage of a debt market rally to fix interest rates on $115 million of variable rate debt at the interest rates we'd projected, and therefore with no impact on our forecast for the remainder of this year or next year. This reduced our conventional variable rate debt to 9% of our outstanding debt; we have a further 4% in tax-free low-floaters. Our average debt cost is 7.15%. $40 million of 8.6% debt matures mid-2001; our projections assume its refinance at current rates," said Wadsworth. "Almost 8% of our equity has been repurchased in the pasts five quarters at an average price of $22.56 per share. We will continue to seek opportunities to repurchase when, by so doing, we can add materially to share value while maintaining leverage at or below its present and comfortably safe level. Our intense focus for now is on completing the lease-up of our development pipeline, at which time we will have several value-building options open to us."

"Our financial position, including our sound dividend coverage, strengthens as the development pipeline is completed and stabilized. Our balance sheet is conservatively structured for the apartment market which over the years, especially in our very well diversified markets, has been a remarkably stable business."

In addition to the third quarter results, the company also announced that under its formal succession plan, George E Cates will retire as CEO on September 25, 2001 at which time President and Chief Operating Officer H. Eric Bolton, Jr. will succeed to the CEO position. Cates will remain as executive Chairman of the Board until his 65th birthday on September 25, 2002. Cates said "my retirement and Eric's move into the CEO role has been under discussion by the Board and planned for some time. We are fully confident that under his leadership, Mid-America will continue to grow share value and generate solid returns for our owners, employee associates, and resident customers."

Mid-America was chosen as national winner of Multifamily Executive magazine's Community Service Award on October 18, awarded to the company that has best taken an active role in local or national markets by offering time, services, people and resources for charitable causes. The company's Open Arms and community services programs were particularly cited for excellence in the national award.

A conference call will be held on Friday, November 3, 2000 at 10AM (CST) to discuss third quarter matters. Call in number is 800-837-6858; moderator's name George E. Cates; conference ID 2954342 or "Mid-America Apartment Communities." The conference will also be available on digital replay. To access the replay, please dial 888-843-8954 and enter the passcode 2954342, through November 10, 2000. The replay will also be available on our web site, www.maac.net.

MAA is a self-administered, self-managed apartment-only real estate investment trust which owns or has ownership interest in 34,183 apartment units throughout the southeastern and midwest U.S. and in Texas, including 572 units in the development pipeline. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 682-6668, ext. 104. 6584 Poplar Ave., suite 340, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated growth rate of revenues and expenses at Mid-America's properties, anticipated lease-up (and rental concessions) at development properties, costs remaining to complete development properties, planned disposition, disposition pricing, and planned acquisitions and developments. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, construction delays that could cause new and add-on apartment units to reach the market later than anticipated, changes in interest rates and other items that are difficult to control such as insurance rates, increases in real estate taxes in many of our markets, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.


                                        MID-AMERICA APARTMENT COMMUNITIES, INC. ("MAA")
                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                                          (Unaudited)
                                         (Dollars in thousands - except per share data)
                                                        Three months ended September 30,    Nine months ended September 30,
                                                        ------------------------------- -----------------------------------------
                                                                 2000             1999                 2000                 1999
                                                        --------------  --------------- --------------------  -------------------

Property revenues                                             $56,470          $56,526             $166,553             $168,814
Property operating expenses                                    22,029           21,826               62,602               64,282
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Net operating income                                           34,441           34,700              103,951              104,532
Interest and other non-property income                            309              323                1,023                1,033
Management and development income, net                            187              149                  549                  572
FFO from real estate joint ventures                               274              235                  723                  474
General & adminstrative                                         3,700            3,844               11,226                9,993
Interest expense                                               13,006           12,116               37,544               36,312
Preferred dividend distribution                                 4,028            4,028               12,087               12,084
Depreciation and amortization non-real estate assets              167               95                  359                  289
Amortization of deferred financing costs                          620              682                2,152                2,059
---------------------------------------------------------------------------------------------------------------------------------
Funds from operations                                          13,690           14,642               42,878               45,874

Depreciation and amortization                                  12,570           12,100               38,496               37,047
Joint venture depreciation adjustment included in FFO             303              250                  902                  438
Preferred dividend distribution add back                       (4,028)          (4,028)             (12,087)             (12,084)
---------------------------------------------------------------------------------------------------------------------------------
Income before gain on sale of assets, minority interest
  and extraordinary item                                        4,845            6,320               15,567               20,473
Net gain on sale of assets                                      1,119            5,125               10,504                5,457
Minority interest in operating partnership income                (337)            (917)              (2,280)              (1,699)
---------------------------------------------------------------------------------------------------------------------------------
Net income before extraordinary item                            5,627           10,528               23,791               24,231
Ex item - Loss on debt extinguishment , net of MI                   -                -                  204                   67
Preferred dividend distribution                                 4,028            4,028               12,087               12,084
---------------------------------------------------------------------------------------------------------------------------------
Net income available for common shareholders                  $ 1,599          $ 6,500             $ 11,500             $ 12,080
=================================================================================================================================

PER SHARE DATA:
Funds from operations per share - Basic                       $  0.67          $  0.66             $   2.09             $   2.09
Funds from operations per share - Fully Diluted               $  0.67          $  0.66             $   2.08             $   2.08
Net income available for common shareholders
     before extraordinary items - Basic                       $  0.09          $  0.34             $   0.67             $   0.64
Net income available for common shareholders
     after extraordinary items - Basic                        $  0.09          $  0.34             $   0.65             $   0.64
Dividend declared per common share                            $  0.580         $  0.575            $   1.740            $   1.725

OTHER DATA:
Weighted average common shares and units - Basic               20,436           22,024               20,522               21,972
Weighted average common shares and units - Fully Diluted       20,520           22,039               20,582               22,017
Number of apartment units with ownership interest,
     excluding development units not delivered                 33,727           34,733               33,727               34,733
Apartment units added (sold) during period, net                   136              (92)                (174)                 902

                                                  CONSOLIDATED BALANCE SHEETS
                                                     (Dollars in thousands)
                                                                                                 (Unaudited)
                                                                                         September 30, 2000    December 31, 1999
                                                                                        --------------------  -------------------
Assets:
Real estate assets, net                                                                          $1,249,346           $1,248,051
Cash and cash equivalents, including restricted cash                                                 34,150               26,629
Other assets                                                                                         27,447               24,143
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    Total assets                                                                                 $1,310,943           $1,298,823
=================================================================================================================================

Liabilities:
Bonds and notes payable                                                                          $  776,512           $  744,238
Other liabilities                                                                                    40,200               34,641
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    Total liabilities                                                                               816,712              778,879

Shareholders' equity and minority interest                                                          494,231              519,944
---------------------------------------------------------------------------------------------------------------------------------
    Total liabilities & shareholders' equity                                                     $1,310,943           $1,298,823
=================================================================================================================================